UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Wheels Up Experience Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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601 West 26th Street, Suite 900
New York, New York 10001

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2023

This proxy statement supplement, dated May 1, 2023 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A filed by Wheels Up Experience  Inc. (“Wheels Up”, “we”, “our” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2023 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of Wheels Up (the “Board”) for the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 31, 2023, at 8:30 a.m., Eastern Time.  This Supplement is being filed with the SEC and made available to stockholders on or about May 1, 2023.

Characterization of Proposal No. 7 as a “Routine” Matter
Subsequent to making the Proxy Statement available to the Company’s stockholders, the New York Stock Exchange (the “NYSE”) notified Wheels Up that it determined that Proposal No. 7 (Reverse Stock Split and Authorized Share Reduction) in the Proxy Statement (the “Reverse Stock Split Proposal” or “Proposal No. 7”) is a discretionary or “routine” matter under NYSE rules. The “routine” designation permits brokerage firms, banks, dealers, custodians or other similar organizations acting as nominee (each, a “Broker”) to exercise discretionary voting authority with respect to such proposals. Accordingly, if you do not instruct your Broker on how to vote your shares on the Reverse Stock Split Proposal, your Broker will be permitted to vote your shares in its discretion on the Reverse Stock Split Proposal.  Due to the NYSE’s determination that the Reverse Stock Split Proposal is a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

YOUR VOTE IS IMPORTANT. Each holder of shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), at the close of the trading day on April 13, 2023 (the “Record Date”) is entitled to receive notice of, attend and vote at the Annual Meeting. Regardless of whether you attend the Annual Meeting, it is important that your shares be represented.

You do not have to take any action if you previously voted your shares and do not wish to change your vote. If you have already voted your shares or given your proxy and wish to change your vote, you can revoke your proxy at any time before the final vote at the Annual Meeting and re-vote your shares by following the instructions in the Proxy Statement.  If you were a stockholder of record as of the Record Date, you may submit your proxy over the Internet, by telephone or by mail, or vote by attending the Annual Meeting, in each case as described in the Proxy Statement depending on whether shares are registered in your name or in the name of a Broker. If you hold your shares through a Broker, please follow the instructions from your Broker to ensure that your shares are voted.

Updated Information Regarding Proposal No. 7
The Company is hereby revising the information in the Proxy Statement to state that Proposal No. 7 is a “routine” matter for which Brokers will be permitted to exercise discretion to vote uninstructed shares. The Company hereby revises the sections of the Proxy Statement titled “How are votes counted?” and “Which ballot measures are considered ”routine” or ”non-routine”?”, the disclosure under “How many votes are needed to approve the proposals?” with respect to Proposal No. 7, and the subsection titled “Vote Required” for Proposal No. 7 to read as follows:

How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals.  In addition, the Inspector of Election will count:  with respect to Proposal No. 1, the number of “Withheld” votes and broker non-votes; with respect to Proposal Nos. 2, 4, 5 and 6, the number of “Against” votes, broker non-votes and abstentions; and with respect to Proposal Nos.  3 and 7, the number of “Against” votes and abstentions.  If your shares are held by your Broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your Broker to vote your shares.  If you do not give instructions to your Broker, your Broker can vote your shares with respect to “routine” items (i.e., Proposal Nos. 3 and 7), but not with respect to “non-routine” items (i.e., Proposal Nos. 1, 2, 4, 5 and 6). See below for additional information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

1	Wheels Up Experience Inc. 2023 Annual Meeting of Stockholders

Withhold votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.  Withhold votes and broker non-votes will have no effect on the outcome of the election of the four Class II directors in Proposal No. 1.  Abstentions and broker non-votes will not count as votes cast on, and will have no effect on the outcomes of, Proposal Nos. 2 and 4.  Abstentions will not count as votes cast on, and will have no effect on the outcome of, Proposal No. 3.  Abstentions, broker non-votes and failing to vote will have the effect of a vote against Proposal Nos. 5 and 6.  Abstentions and failing to vote will have the effect of a vote against Proposal No. 7.  Since Proposal Nos. 3 and 7 are “routine”, no broker non-votes are expected to exist in connection with Proposal Nos. 3 and 7.  See “How many votes are needed to approve the proposals?” below for additional information.

Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 3) and the vote to approve an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board, the Reverse Stock Split and contemporaneously with the Reverse Stock Split, the Authorized Share Reduction (Proposal No. 7), are each considered “routine” under applicable rules.  A Broker may generally vote on routine matters, and therefore, no broker non-votes are expected to exist in connection with Proposal Nos. 3 and 7.

The election of Class II directors (Proposal No. 1), the non-binding, advisory vote on named executive officer compensation for the fiscal year ended December 31, 2022 (Proposal No. 2), the vote to approve the Amended and Restated 2021 LTIP to increase the aggregate number of shares of Common Stock available for awards made thereunder and amend certain other plan provisions (Proposal No. 4), the vote to approve an amendment to the Company’s Certificate of Incorporation to adopt a majority vote standard for uncontested director elections (Proposal No. 5), and the vote to approve an amendment to the Company’s Certificate of Incorporation to permit officer exculpation for certain breaches of fiduciary duties and related claims pursuant to the DGCL (Proposal No. 6), are each considered “non-routine” under applicable rules.  A Broker cannot vote without instructions on non-routine matters, and therefore, there may be broker non-votes on Proposal Nos. 1, 2, 4, 5 and 6.

How many votes are needed to approve the proposals?
Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions or Failing to Vote	Effect of Broker Non-Votes

Proposal No. 7—To approve an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board, the Reverse Stock Split and contemporaneously with the Reverse Stock Split, the Authorized Share Reduction.
	FOR	Two-thirds outstanding shares entitled to vote generally in the election of directors	Same effect as vote cast against proposal	Not applicable; proposal is a routine matter on which brokers may vote

In addition, the subsection titled “Vote Required” for Proposal No. 7 on page 40 of the Proxy Statement is revised in its entirety to read as follows:

“The affirmative vote of at least two-thirds of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve this Proposal No. 7.  Any abstentions or failing to vote by ballot at the Annual Meeting or proxy will have the same effect as votes against this Proposal No. 7.  Because adoption of the Reverse Stock Split Amendment requires approval of holders of two-thirds of our Common Stock (not two-thirds of a quorum present at the Annual Meeting), if you fail to vote, it will be deemed a vote AGAINST the Reverse Stock Split Amendment.  EVERY VOTE MATTERS.”

This Supplement should be read in conjunction with the Proxy Statement, which we encourage you to read carefully and in its entirety before making a voting decision.  To the extent that information in this Supplement is different from information contained in the Proxy Statement, the information contained in this Supplement supersedes the information contained in the Proxy Statement.  Any capitalized terms used but not defined herein have the meanings assigned to them in the Proxy Statement.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and please vote as soon as possible using one of the methods described in the Proxy Statement.
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2	Wheels Up Experience Inc. 2023 Annual Meeting of Stockholders